Exhibit 99.6

		Partners: Willy Y.P. Cheng * ᴼ ◆ ⌘ Hank H.F. Lo ◆ Wendy W.S. Lam ◆ Lai S. Lam ◆ Cornelia W.C. Chu ◆ Heidi H.Y. Chui ᴼ ◆ ⌘	鄭炎潘 勞恒晃 林穎詩 林麗嫦 朱㥣潛 徐凱怡
		Rodney Y.F. Teoh ◆ ⌘	張源輝
Our Ref : GYT(P)/HLO/89378 (Cor. Fin.)		Calvin K.F. Lo ◆	羅啟峰
		Gordon H.Y. Tsang ◆ ⌘	曾浩賢
Your Ref :		Dominic C.M. Lau *	劉俊明
		Erica Y.Y. Cheng	鄭鈺茵
Reply Email : gordon.tsang@sw-hk.com		Terence Y.F. Lau ⌘	劉硯楓
		Katy Lai	黎嘉鈿
Reply Fax : (852) 2157 5504		Rainbow S.L. Ip	葉小鈴
		Michael K.H. Lau⌘	劉嘉熙
Direct Line : (852) 2533 2504		Kenneth K.L. Leung◆	梁祺澧

Date : 25 June 2026		Senior Consultant:
		Catherine K.G. Por *◆	傅景元

	*	Notary Public of Hong Kong
香港國際公證人

	ο	China-Appointed Attesting Officer
中國委托公証人

	◆	Civil Celebrant of Marriages
婚姻監禮人

	⌘	GBA Lawyer
粵港澳大灣區律師

ChainOn Group Limited

21/F, G.D. Real Estate Tower

No. 143 Connaught Road Central

Hong Kong

Dear Sir or Madam,

Re:	Hong Kong Legal Opinion in relation to ChainOn Group Limited

We are qualified lawyers of Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) and as such are qualified to issue this opinion (this “Opinion”) on the laws and regulations of Hong Kong effective as of the date hereof.

We were engaged (the “Engagement”) as Hong Kong counsel to ChainOn Group Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, and its subsidiaries established in Hong Kong in connection with (a) the proposed initial public offering (the “Offering”) of certain number of ordinary shares, par value of US$0.0004 per share (the “Ordinary Shares”), of the Company, by the Company as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering; and (b) the Company’s proposed listing of the Ordinary Shares on the Nasdaq Capital Market.

香港中環皇后大道中15號置地廣場告羅士打大廈18樓1801-08及1810室

Units 1801-08 & 1810, 18/F, Gloucester Tower, The Landmark,

15 Queen's Road Central, Hong Kong

香港中環皇后大道中28號中滙大廈501室

501, Central Tower, 28 Queen's Road Central, Hong Kong

電話 Tel: +852 2526 6311 傳真 Fax: +852 2845 0638 電郵 Email: info@sw-hk.com www.sw-hk.com Member of Interlaw since 1982

†錦天城律師事務所分所Branch of AllBright Law Offices:

香港 廣州 上海 北京 杭州 深圳 蘇州 南京 成都 重慶 太原 青島 廈門 天津 濟南 合肥 鄭州 福州 南昌 西安 長春 武漢 烏魯木齊 海口 長沙 昆明 哈爾濱 倫敦 西雅圖 新加坡 東京 悉尼

Hong Kong Guangzhou Shanghai Beijing Hangzhou Shenzhen Suzhou Nanjing Chengdu Chongqing Taiyuan Qingda Xiamen Tianjin Jinan Hefei Zhengzhou Fuzhou Nanchang Xi’an Changchun Wuhan Urumqi Haikou Changsha Kunming Harbin London Seattle Singapore Tokyo Sydney

A.	Assumptions

In rendering this Opinion, we have assumed without independent investigation that (the “Assumptions’’):

(i)	all signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all documents (the “Documents”) submitted to us in relation to the Engagement as originals are authentic, and all documents submitted to us as certified or photostatic copies conform to the originals;

(ii)	each of the parties to the Documents, (a) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation; or (b) if an individual, has full capacity for civil conduct; each of them, has full power and authority to execute, deliver and perform its/her/his obligations under such documents to which it is a party in accordance with the laws of its jurisdiction of organization or incorporation or the laws that it/she/he is subject to;

(iii)	the Documents remain in full force and effect on the date of this Opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of such Documents after they were submitted to us for the purposes of this Opinion; and

(iv)	the laws of jurisdictions other than Hong Kong which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with.

B.	Opinions

Subject to the Assumptions and the Qualifications, we are of the Opinion that:

(i)	the statements set forth in the Registration Statement under the captions “Risk Factors”, “Regulatory Environment and the Laws and Regulations of Hong Kong” and “Legal Matters” in each case insofar as such statements purport to describe or summarize the Hong Kong legal matters stated therein as at the date hereof, are true and accurate in all material respects, and fairly present and summarize in all material respects the Hong Kong legal matters stated therein as at the date hereof; and

(ii)	the statements set forth in the Registration Statement under the caption “Material Tax Consideration – Hong Kong Taxation” and “Enforceability of Civil Liabilities – Hong Kong” are true and accurate in all material respects and that such statements constitute our opinion.

C.	Qualifications

Our opinion expressed above is subject to the following qualifications (“Qualifications”):

(i)	our Opinion is limited to the laws of Hong Kong of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than Hong Kong. Accordingly, we express or imply no opinion directly or indirectly on the laws of any jurisdiction other than Hong Kong;

(ii)	the laws of Hong Kong referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect;

(iii)	our Opinion is subject to the effects of (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (b) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (c) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages; and (d) the discretion of any competent Hong Kong legislative, administrative or judicial bodies in exercising their authority in Hong Kong;

(iv)	this Opinion is issued based on the laws of Hong Kong that are currently in effect. For matters not explicitly provided under the laws of Hong Kong, the future interpretation, implementation and application of the specific requirements under the laws of Hong Kong are subject to the final discretion of competent Hong Kong legislative, administrative and judicial authorities, and there can be no assurance that the government agencies will not ultimately take a view that is contrary to our opinion stated above;

(v)	we may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Company and public searches conducted in Hong Kong;

(vi)	this Opinion is intended to be used in the context which is specifically referred to herein. It should be read as a whole and each paragraph of the Opinion should not be read independently; and

(vii)	as used in this Opinion, the expression “to our best knowledge” or similar language with reference to matters of fact refers to the current actual knowledge of the solicitors of this firm who have worked on matters for the Company in connection with the Offering and the transactions contemplated thereunder. We have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this Opinion.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Mr. Gordon Tsang, Partner
Stevenson, Wong & Co.